                                                                     Exhibit - 9

                                  (VSNL LOGO)

                                                                   PRESS RELEASE

      VSNL LAUNCHES BANDWIDTH-ON-DEMAND FOR INTERNET LEASED LINE CUSTOMERS

     > FOR THE FIRST TIME IN INDIA, CUSTOMERS CAN DOUBLE INTERNET BANDWIDTH WITHIN 48 HOURS

     >    PRODUCT CUSTOMIZED TO MEET SHORT-TERM BANDWIDTH REQUIREMENT OF
          CUSTOMER

MUMBAI, MAY 11 2004... Videsh Sanchar Nigam Limited, India's leading Telecom and Internet service provider today announced the introduction of an innovative new bandwidth solution in the country with the launch of its revolutionary new Corporate Data product, 'TATA INDICOM BANDWIDTH-ON-DEMAND'. Designed to meet the short term urgent additional bandwidth requirements, the new product enables Tata Indicom's Internet Leased Line customers to significantly upgrade their bandwidth to almost double its capacity within a 48 hour timeframe, thereby enabling them to undertake and execute unforeseen new project opportunities within record time. The new product allows Tata Indicom customers to adequately meet their short term bandwidth requirements by provisioning for "BANDWIDTH ON SHORT TERM CONTRACTS" for as low as 7 days, thereby offering them a great savings opportunity besides helping them tap new business opportunities coming their way. CREATED AS A RESULT OF EXTENSIVE CUSTOMER RESEARCH AND FEEDBACK, THE NEW PRODUCT HAS BEEN INTRODUCED IN THE COUNTRY FOR THE VERY FIRST TIME BY VSNL.

With a view to simplify the application process for its Customers, VSNL has set up a fully automated online process that will elicit and deliver bandwidth upgradation requests for its customers. A customer can now place his bandwidth requirement (with duration) online simply by registering himself and putting in his request. This solution also helps the customer access his account with VSNL on a realtime basis wherein he gets to view his account information such as requests, charges and usage schedules.

Tata Indicom Bandwidth-on-Demand offers its existing Internet Leased Line customers the following advantages:

     > FASTER TURNAROUND TIME: Leased line customers can now upgrade their bandwidth by 100 % within 48 hours
     > A SOLUTION TO SHORT TERM BANDWIDTH REQUIREMENTS: Customers can provision for short term bandwidth requirements for as low as 7 days
     > COST SAVINGS: Customer can save on bandwidth costs as he does not need to upgrade bandwidth for 3 months when his requirement is only for a week
     > ADDED BUSINESS: Customers can now take on more short term business opportunities without having to worry about its viability in view of flexibility in using bandwidth
     > EASE OF ORDERING: The entire process is automated and there is absolutely no manual interference. The customer needs to register just once on a secure site and each time there is a requirement, he needs to just put in a request and the bandwidth is released to the customer.

Speaking on the occasion, Mr. S. K. Gupta, Managing Director, VSNL said, "VSNL has pioneered the internet revolution in India. As the leaders in the Corporate Data and Internet space, we continue to innovate and bring home new products that will better satisfy our Corporate customers' requirements and help them attain their business goals. Tata Indicom Bandwidth-on-Demand is a new product introduced in the country for the very first time. As this product has been designed on the feedback of our customers, we are certain that the same will be received well in the marketplace."

VSNL is the leader in the Telecom Corporate Data Segment in India. The company has a strong service offering for this segment that covers products like IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. The Company also provides customized bandwidth solutions to its customers through the Tata

Indicom Enterprise Business Unit, the Tata Group's specialized cell catering to the telecom needs of the Enterprise segment.


                                   ABOUT VSNL
Videsh Sanchar Nigam Limited, first telecom service provider in the world to get the prestigious TL 9000 certification, is India's leading provider of International Telecommunications and Internet Services. As the country's leader in International Long Distance services and with a strong pan-India National Long Distance presence, VSNL is the leader in the Corporate Data Market in the country today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. With established relations with over 80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems.

Tata-managed VSNL is now rapidly growing its retail and corporate presence under the Tata Indicom brand through its products like high speed broadband, dial-up Internet, net telephony and calling cards, and has an internet subscriber base of over 8,00,000 subscribers. The Company also proposes to consolidate its presence in the Internet space by increasing its impetus on the Retail Broadband business. VSNL also offers a host of other valued added services that include Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services.

VSNL is in the process of expanding its global presence and is setting up operations in Sri Lanka, Singapore, Europe and the United States of America. Its international connectivity capabilities, both undersea as well as satellite, offer the greatest diversity in India, which is critical for all customer segments, encompassing wholesale, corporate and retail. The company is augmenting its international connectivity by setting up a 3175 km undersea cable between Chennai and Singapore with a designed capacity of 5.12 tera bits. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)


FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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FOR FURTHER DETAILS CONTACT:

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
   Dr. G. C. Banik, Chief General Manager (PR),         Ms. Shefali Jhaveri/Meenu Sood
   Videsh Sanchar Nigam Limited,                        Vaishnavi Corporate Communications
   Tel: 91-22-5639 5153                                 Tel: 91-22-56568787
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